SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(A) of the Securities
                              Exchange Act of 1934


Filed by the  Registrant                          [X]
Filed by a Party other than the Registrant        [ ]
Check the appropriate box:

[ ]  Preliminary Proxy Statement                  [ ]  Confidential, for Use of
                                                       the Commission Only
                                                       (as permitted by
                                                       Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to
     Rule 14a-11(c) or Rule 14a-12

                                  Panaco, Inc.
       (Name of Registrant as Specified in Its Articles of Incorporation)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
(2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
(4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
(5)  Total fee paid:

--------------------------------------------------------------------------------
[ ]  Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identity the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:

--------------------------------------------------------------------------------
(2)  Form, Schedule or Registration Statement no.:

--------------------------------------------------------------------------------
(3)  Filing Party:

(4)  Date Filed:

--------------------------------------------------------------------------------

                                  PANACO INC.

                         1050 West Blue Ridge Boulevard
                                 PANACO Building
                        Kansas City, Missouri 64145-1216



                                                                H. James Maxwell
                                           President and Chief Executive Officer

                        Annual Meeting - October 7, 1997


                                                                 August 26, 1997


Dear Fellow Shareholder:

         You are cordially invited to attend the Annual Meeting of Shareholders of PANACO, Inc. to be held at 10:00 a.m., October 7, 1997, at Whitfield Conference Center, Avila College, 11901 Wornall Road, Kansas City, Missouri. Your Board of Directors and management look forward to greeting personally those shareholders able to attend.

         At this meeting, as set forth in the accompanying Notice of Annual Meeting and Proxy Statement, shareholders are being asked to elect three directors to serve for a three year term and to ratify the selection of Arthur Andersen LLP as independent accountants for the year 1997.

         It is very important that your shares are represented and voted at the meeting, so we request your cooperation in promptly signing, dating and mailing the enclosed WHITE proxy card in the envelope provided for your convenience.

                                    -CAUTION-

         Carl C. Icahn, a New York City based corporate raider, has announced his intention to commence a proxy contest in opposition to your Board of Directors. Mr. Icahn will seek to replace three of your directors with his hand-picked nominees who are committed to pursuing the sale or merger of PANACO with another company which we believe is indirectly controlled by Mr. Icahn. Your Board of Directors is unanimously opposed to such a transaction as not in the best interests of PANACO and all its shareholders.

         You are assured that we will continue to act vigorously in the best interests of PANACO and all its shareholders. We caution you not to sign any proxy card which this opposition group may have sent or will send to you.

         We are committed to keeping you informed of further developments in this matter. Your continued interest and support are greatly appreciated.

         On behalf of your Board of Directors.

                                             Sincerely,


                                             /s/ H. James Maxwell
                                             -----------------------------------
                                             H. James Maxwell



================================================================================
                       PLEASE SIGN, DATE AND MAIL PROMPTLY
                          THE ENCLOSED WHITE PROXY CARD
================================================================================

                                  PANACO INC.

                         1050 West Blue Ridge Boulevard
                                 PANACO Building
                        Kansas City, Missouri 64145-1216


                        NOTICE OF 1997 ANNUAL MEETING AND
                                 PROXY STATEMENT

                            NOTICE OF ANNUAL MEETING

To The Shareholders:

         The annual meeting of shareholders of PANACO, Inc. (the "Company") will be held at Whitfield Conference Center, Avila College, 11901 Wornall Road, Kansas City, Missouri on October 7, 1997 at 10:00 a.m. for the following purposes:

         1. To elect three directors for a three-year term ending in 2000;

         2. To ratify the appointment of Arthur Andersen LLP as independent accountants to audit the financial statements of the Company for the year 1997; and

         3. To act upon such other matters as may properly come before the meeting.

         Only shareholders of record at the close of business on August 19,1997 will be entitled to notice of and to vote at the meeting and any adjournment thereof. Please note that attendance at the annual meeting will be limited to shareholders (or their authorized representatives) as of August 19,1997, the record date, and to guests of the Company.

                             YOUR VOTE IS IMPORTANT

         The vote of each shareholder is important, regardless of the number of shares held. Whether or not you plan to attend the meeting, please sign, date and mail the accompanying proxy card promptly in the enclosed postage-paid envelope. PLEASE NOTE THAT YOUR VOTE CANNOT BE COUNTED UNLESS YOU SIGN AND RETURN THE PROXY CARD OR ATTEND THE MEETING AND VOTE IN PERSON. ACCORDINGLY, YOU ARE URGED TO RETURN YOUR WHITE PROXY CARD AT YOUR EARLIEST CONVENIENCE.

         Thank you for your cooperation and support.

                                                   /s/ Todd R. Bart
                                                   ----------------------------
                                                   Todd R. Bart
                                                   Secretary
August 26, 1997

                                  PANACO, Inc.
                         1050 West Blue Ridge Boulevard
                                 PANACO Building
                        Kansas City, Missouri 64145-1216

                                 PROXY STATEMENT

         This Proxy Statement and the accompanying form of proxy are being mailed to shareholders on or about August 26, 1997 in connection with the solicitation of proxies by the Board of Directors of PANACO, Inc. (the "Company") for use at the annual meeting to be held October 7, 1997.

         At the Annual Meeting, shareholders will be asked to: (i) elect three directors for a three-year term ending in 2000; (ii) consider and ratify the appointment of Arthur Andersen LLP as independent accountants to audit the financial statements of the Company for the year 1997; and (iii) act upon such other matters as may properly come before the meeting. A shareholder of the Company has notified the Board of Directors that he intends to nominate an insurgent slate for election to the Board of Directors of the Company at the Annual Meeting. The Board of Directors unanimously urges shareholders to vote for the Board's nominees for Directors. See "Other Matters to Come Before the Meeting--The Company's Response".

         Shares can be voted at the meeting only if the shareholder is represented by proxy or is present in person. A shareholder giving a proxy in the accompanying form retains the power to revoke it by a later dated appointment or by giving notice of revocation to the Company in writing or in open meeting. Any such notices should be directed to Todd R. Bart, Secretary of the Company, at the address set forth above. Shares represented by properly executed proxies will be voted in accordance with the instructions contained therein. In the absence of contrary instructions, such shares will be voted (1) to elect the director nominees named herein and (2) to ratify the appointment of Arthur Andersen LLP as independent accountants of the Company for the year 1997.

         The holders of a majority of the Common Shares (as defined below) entitled to vote must be present in person or by proxy at the annual meeting to constitute a quorum for the purposes of transacting business at the meeting. Directors are elected by a plurality of the votes present or represented by proxy at the meeting and entitled to vote on the election of directors.

         Broker non-votes and abstentions will not be counted for purposes of determining whether any proposal has been approved and will be included in computing the number of shares present for purposes of determining the presence of a quorum for the shareholder meeting. Because directors are elected by a plurality of votes, abstentions and broker non-votes will not have an impact on the election of directors.

         Ratification of the appointment of Arthur Andersen LLP requires the affirmative vote of a majority of the outstanding Common Shares present in person or by proxy at the meeting and broker non-votes and abstentions will have the effect of a vote against ratification.

         YOUR VOTE IS IMPORTANT. Please sign, date and promptly mail your proxy card so that a quorum may be represented at the meeting.

         On the record date, August 19, 1997, the outstanding voting securities of the Company consisted of 23,711,017 Common Shares ("Common Shares"), all of one class. Each Common Share has one vote on each matter presented for action at the meeting.

                               BOARD OF DIRECTORS

General Information

         The Board of Directors has the responsibility for establishing broad corporate policies and for the overall performance and governance of the Company, although it is not involved in day-to-day operating details. Directors are kept informed of the Company's business by various reports and documents, as well as by operating and financial reports presented at Board and committee meetings by the Chairman and other officers.

         Meetings of the Board of Directors are regularly held each quarter and following the annual meeting of the shareholders. Additional meetings, including meetings by telephone conference call, of the Board may be called whenever needed. The Board of Directors of the Company held seven meetings in 1996, four of which were meetings by telephone conference call. Each director attended all in person meetings of the Board, except Donald W. Chesser who failed to attend two meetings. With respect to the telephone conference calls, Donald W. Chesser was not connected two times and James B. Kreamer was not connected on one conference call.

Committees of the Board

         The committees established by the Board of Directors to assist it in the discharge of its responsibilities are described below. The biographical information on each director, including those nominated for election, in this Proxy Statement, identifies the committee memberships currently held by each nominee and each incumbent director.

         The Executive Committee has three members, all of whom are also officers of the Company. The Committee meets on call whenever needed and has prescribed authority to act on most matters during the intervals between Board meetings. The Committee met at least weekly in 1996. The Executive Committee also serves as the Personnel Committee.

         The Audit Committee has three members, none of whom is an employee of the Company. The Committee meets with management to consider the adequacy of the internal controls of the Company and the objectivity of its financial reporting; the Committee also meets with the independent accountants concerning these matters. The Committee recommends to the Board the appointment of the independent accountants, subject to ratification by the shareholders at the annual meeting. The independent accountants periodically meet alone with the Committee and have unrestricted access to the Committee. The Committee met once in 1996.

         The Compensation Committee has three members, none of whom is an employee of the Company. It makes recommendations to the Board with respect to the compensation of management of the Company and the PANACO, Inc. Long Term Incentive Plan (the "Long Term Incentive Plan"). The Committee met two times in 1996.

Compensation of Directors

         In order to align the interests of the Company's shareholders and its directors, directors do not receive cash compensation. Non-employee directors are compensated for their services with shares of the Company's common stock, receiving $1,000 in Common Shares for attending Board of Directors meetings, $500 in Common Shares for attending committee meetings and $200 in Common Shares for participating in telephone meetings. Officers of the Company who serve as directors do not receive additional compensation for serving on the Board of Directors or a committee thereof. Directors are reimbursed for travel expenses incurred in attending Board of Directors or committee meetings.

         Each newly elected non-employee director of the Company will, on the day after the first meeting of the Board of Directors at which that director is in attendance, automatically be granted a restricted stock award of the number of shares of Company Common Stock that have a value of $10,000, which will be calculated based on the average trading price of the Common Stock during the 60 days immediately preceding the date of grant. These restricted stock awards will vest over two years, with one-third vesting six months following the date of grant, another one-third vesting on the first anniversary of the date of grant, and the last one-third vesting on the second anniversary of the date of grant so long as the non-employee director remains a director of the Company through those vesting dates. Each non-employee director will be entitled to vote each share subject to these restricted stock awards from the date of grant until the shares are forfeited, if ever.

           STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information with respect to beneficial ownership of the Company's Common Stock by (a) each officer and director of the Company, (b) all officers and directors of the Company as a group, and (c) for each person who beneficially owns 5% or more of the Common Stock as of August 19, 1997. Except as set forth in footnote 3 below, each shareholder has sole voting and sole investment power over all shares.

Name and Positions of Beneficial Owners                           Shares Owned Beneficially (1)
                                                                    Number            Percent
                                                                    ------            -------
H. James Maxwell: Chief Executive Officer,
   President, Chairman of the Board & Director.................     897,586             3.79
Larry M. Wright; Executive Vice President &
   Director....................................................   1,059,614             4.47
Bob F. Mallory; Chief Operating Officer,
   Executive Vice President & Director.........................     285,496             1.20
Leonard C. Tallerine Jr.; Vice President; Director.............   1,548,784             6.53
Mark C. Licata; Vice President-General Counsel; Director.......   1,606,146             6.77
Robert G. Wonish; Vice President...............................      66,410              .28
Edward E. Bush, Jr.; Vice President............................      20,000              .08
William J. Doyle; Vice President...............................      16,288              .07
Todd R. Bart; Chief Financial Officer, Secretary, Treasurer....      33,997              .14
A. Theodore Stautberg, Jr.; Director...........................       6,881              .03
Donald W. Chesser; Director....................................       1,669              .01
James B. Kreamer; Director.....................................      51,685              .22
N. Lynne Sieverling; Director..................................      13,881              .06
Michael Springs; Director......................................       3,726              .02
Mark C. Barrett; Director......................................       3,258              .01
All directors and officers as a group (15 persons).............   5,615,421            23.68


Carl C. Icahn..................................................   3,030,000(2)         12.78
% Icahn Associates Corp.
767 Fifth Avenue, 47th Floor
New York, NY  10153

Richard A. Kayne...............................................  2,200,793(3)           9.28
% Kayne Anderson Investment Management, Inc.
1800 Avenue of the Stars, #200
Los Angeles, CA 90067

Croft-Loewminster, Inc.........................................   1,193,300             5.03

                                      - 3-

------------------------

(1) Includes 1,150,000 currently exercisable options to purchase shares, at $4.45 per share, held by the following: Mr. Maxwell-600,000; Mr. Wright-400,000; Mr. Mallory-50,000; Mr. Wonish-40,000; Mr. Bush-20,000; Mr.
     Doyle-10,000 and Mr. Bart-30,000. These options are exercisable any time before June 19, 2000. However, the holder may not dispose of the shares acquired upon exercise for a period of three years and must remain an employee of Panaco during that three year period. Otherwise, the shares may be reacquired by Panaco at the person's cost, thereby denying them the benefit of the option. In addition, warrants for 160,000 shares, exercisable at $2.38 any time prior to December 31, 1997, are held by Mr. Wright.

(2) Mr. Icahn is the sole stockholder of Riverdale Investors Corp. Inc., the general partner of High River Limited Partnership, the record holder of these shares.

(3) The reported shares are owned by seven investment accounts (including four investment limited partnerships, two insurance companies and an offshore corporation), managed, with discretion to purchase or sell securities, by KAIM Non-Traditional, L.P., a registered investment adviser. The four investment limited partnerships beneficially own 1,849,279 shares, including 1,466,667 shares that are issuable upon the conversion of 1996 Tranche A Subordinated Notes. KAIM Non-Traditional, L.P. is the sole or managing general partner of three of the limited partnerships and a co-general partner of the fourth. Richard A. Kayne is the controlling shareholder of the corporate owner of Kayne, Anderson Investment Management, Inc., the sole general partner of KAIM Non-Traditional, L.P. Mr. Kayne is also the managing general partner of one of the limited partnerships and a limited partner of each of the limited partnerships. KAIM Non-Traditional, L.P. is an investment manager of the offshore corporation. Mr. Kayne is a director of one of the insurance companies. All shares have shared voting and investment power.

     KAIM Non-Traditional, L.P. disclaims beneficial ownership of the shares reported, except for those shares attributable to it by virtue of its general partner interests in the limited partnerships. Mr. Kayne disclaims beneficial ownership of the shares reported, except those shares held by him or attributable to him by virtue of his limited and general partner interests in the limited partnerships and by virtue of his indirect interest in the interest of KAIM Non-Traditional, L.P. in the limited partnerships.

                              ELECTION OF DIRECTORS
                             (Item 1 on Proxy Card)

         The Board of Directors of the Company presently consists of eleven members, six of whom are independent, non-employees of the Company. The Company's Certificate of Incorporation requires that the directors be divided into three classes. At each annual meeting of shareholders, directors constituting a class are elected to hold office until the third annual meeting of shareholders following their election. The term of the Class II Directors expires in 1997. The Board of Directors has nominated Larry M. Wright, N. Lynne Sieverling and Mark C. Barrett for re-election as directors in Class II to serve until the 2000 annual meeting of shareholders. The four directors in Class III continue to serve until the 1998 annual meeting of shareholders and the four directors in Class I continue to serve until the 1999 annual meeting of shareholders. The directors of each class will serve until their respective successors are elected and qualified. A shareholder of the Company has notified the Board of Directors that it intends to nominate an insurgent slate for election to the Board of Directors at the Annual Meeting. See "Other Matters to Come Before the Meeting-Insurgent Slate".

         It is intended that shares represented by the accompanying form of proxy will be voted for the election of the nominees, unless contrary instructions are indicated as provided on the proxy card. (If you do not wish your shares to be voted for a particular nominee, you may so indicate on the proxy card.) The Common Shares vote as a single class for the election of directors. If one or more of the nominees should at the time of the meeting be unavailable or unable to serve as a candidate, the shares represented by the proxies will be voted to elect the remaining nominees and any substitute nominee or nominees designated by the Board of Directors. The Board of Directors knows of no reason why any of the nominees will be unavailable or unable to serve.

         For each director of the Company, including those nominated for election, following is a brief description of each nominee or director's principal occupation and business experience during the last five years, directorships of publicly held companies presently held by any nominee or director, age, and certain other information. When indicating the tenure with the Company of each director, the "Company" means the present corporation (post-August 1992) and Pan Petroleum MLP ("PAN") (pre-September 1992).

Election of Class II Directors for a Three-Year Term

         Larry M. Wright, age 53, received his B.S. Degree in Engineering from the University of Oklahoma in 1966. From 1966 to 1976 he was employed by Union Oil Company of California. From 1976 to 1980 he was with Texas International Petroleum Corporation, ultimately as division operations manager. From 1980 to 1981 he served as Vice President-Exploration and Production of what is now Transamerica Natural Gas Company. From 1981 to 1982 he was Senior Vice President of Operations for Texas International, and from 1983 to 1985 he was Executive Vice President of Funk Fuels Corp., a subsidiary of Funk Exploration. From 1985 to 1993 Mr. Wright was an independent consultant. From 1993 to date he has served as Executive Vice President of the Company and as a Director. He is a member of the Executive Committee.

         N. Lynne Sieverling, age 59, received his B.S. Degree in Accounting from the University of Kansas in 1959 and has practiced as a Certified Public Accountant since graduation, serving 17 years as a partner with the accounting firm of Coopers & Lybrand. Mr. Sieverling has been actively involved in the oil and gas industry since 1984 both as an investor and as an operator of oil and gas leases in Kansas, Oklahoma and North Dakota. He has been a Director with the Company since 1992 and serves on the Audit and Compensation Committees.

         Mark C. Barrett, age 47, received his B.S. degree in Business Administration/Accounting in 1972 and is licensed to practice as a Certified Public Accountant in both Kansas and Missouri. He was a partner in the firm Drees Dunn Lubow and Company from 1974 until 1981. He founded Barrett & Associates in 1981 and is the president and majority shareholder in that professional association. His CPA firm served as the Company's independent public accountants from 1985 to 1995. He has been a Director of the Company since 1996 and serves on the Audit and Compensation Committees.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE CLASS II NOMINEES.

Class I Directors

         James B. Kreamer, age 57, received his B.S. Degree in Business from the University of Kansas in 1963 and has been active in investment banking since that time. Since 1982 he has managed his personal investments. He has been a Director of the Company since 1993.

         A. Theodore Stautberg, Jr., age 50, is a graduate of the University of Texas and the University of Texas School of Law. Mr. Stautberg has been the President and a director of Triumph Resources Corporation and its parent company, Triumph Oil and Gas Corporation of New York since 1981. Triumph engages in the oil and gas business, assists others in financing energy transactions, and serves as general partner of Triumph Production L.P. Mr. Stautberg is also the president of Triumph Securities Corporation and BT Energy Corporation. Prior to forming Triumph in 1981, Mr. Stautberg was a Vice President of Butcher & Singer, Inc., an investment banking firm, from 1977 to 1981. From 1971 to 1977, Mr. Stautberg was an attorney with the Securities and Exchange Commission. He has been a Director of the Company since 1993 and serves on the Compensation Committee.

         Michael  Springs,  age 47,  graduated  from the Medical  Field  Service
School, Brooke Hospital, San Antonio, Texas in 1971 and the University of Missouri, Kansas City, in 1969 with a degree in Business. He is the President and founder of Ortho-Care Inc. of Kansas City, Missouri and Ortho-Care Southeast of Charlotte, North Carolina. Ortho-Care Inc. is a manufacturer of orthopedic fracture management and sports medicine products, and hold a number of patents in the field. Mr. Springs is also controlling partner in Ortho-Implants, a distributor of total joint replacement prostheses. He has been a Director since 1996, and serves on the Audit Committee.

         Leonard C. Tallerine, Jr., age 46, graduated from Rice University's Advanced Management Institute and holds undergraduate and graduate degrees in accounting from the University of Houston. Mr. Tallerine practiced as a CPA with Price Waterhouse and KPMG from 1972 through 1980, specializing in oil and gas tax issues. From 1981 through 1986, he served as co-managing and general partner of Paso Grande Investment, Ltd., an oil and gas real estate holding company and served as Chairman of the Texas Guarantee National Bank from 1983 to 1986. In 1987, he founded the Union Companies and in 1991 became Chairman and C.E.O. of Goldking Companies, Inc. ("Goldking"). In July, 1997 Mr. Tallerine was appointed a Vice President and a Director, pursuant to contractual arrangements with the Company following the Company's acquisition of Goldking. See "Recent Event-- Acquisition of Goldking".

Class III Directors

         H. James Maxwell, age 52, received a B.A. degree in Economics from the University of Missouri-Kansas City and received his Law Degree from that same university in 1972. Mr. Maxwell practiced securities law from 1972 to 1984, and was a frequent author and speaker on oil and gas tax and securities law. He served as a General Partner of Castle Royalty Limited Partnership from 1984 to 1988, Managing General Partner of PAN from 1987 to 1992, both of which were predecessors of the Company, and President, CEO and Chairman of the Company since 1992. He is a member of the Executive Committee.

         Bob F. Mallory, age 65, received his PhD in Geology from the University of Missouri in 1968 and a B.A. in Geology from the University of Wichita in 1961. He began consulting in the oil industry in 1980. He served as a General Partner of Castle Royalty Limited Partnership from 1984 to 1988, as a General Partner of PAN from 1987 to 1992, both of which were predecessors of the Company, and Executive Vice President and Chief Operating Officer of the Company since 1992. He has been a Director since 1992 and serves as a member of the Executive Committee.

         Donald W. Chesser, age 57, received his BBA in Accounting from Texas Tech University in 1963 and has served with several CPA firms since that time, including eight years with Elmer Fox and Company. From 1977 to 1981 he was with IMCO Enterprises, Inc. Since 1982, he has been a shareholder and president of Chesser Company, P.A., a CPA firm. He is also President of Financial Advisors, Inc., a registered investment advisor. Mr. Chesser has been a Director since 1992.

         Mark C. Licata, age 45, received a Bachelor of Business Administration and Accounting (1972) and a law degree (1976) from the University of Texas. He was employed in the private practice of law from 1976 through 1985 and then served as President and Chief Operating Officer of Vista Host, Inc. and later as President and Chief Operating Officer of the publicly held McFaddin Ventures, Inc. In 1988, Mr. Licata returned to the practice of law in Houston with Looper, Reed, Mark & McGraw, where he remained until he joined Goldking as President in 1996. In July, 1997 Mr. Licata was appointed Vice President-General Counsel and a Director, pursuant to contractual arrangements with the Company following the Company's acquisition of Goldking. See "Recent Event-Acquisition of Goldking".

Certain Relationships and Related Transactions

         A. Theodore Stautberg, Jr., is an officer, director and beneficial shareholder of Triumph Securities Corporation ("Triumph Securities"), which provided certain services in connection with the 1997 Common Stock offering. In connection with the services so provided, Triumph Securities received $268,906, representing .8% of the 6.8% underwriters discount.

         Mark C. Barrett's CPA firm, Barrett and Associates, served as the Company's independent accountants for the years 1985 through 1996. During 1996 his CPA firm was paid $53,400 for auditing services related to the audit of the fiscal year 1995. Mr. Barrett's firm has provided advice on tax matters in 1997.

         Messrs. Maxwell and Mallory are the partners of 1050 Blue Ridge Building Partnership, which owns a 5,200 square foot office building at 1050 West Blue Ridge Boulevard, Kansas City, Missouri, which it leases to the Company on a triple net basis for $4,000 per month for a term of ten years, expiring in 2003. The lease was approved by the Board of Directors, which determined that the rate was as good or better than that which could be obtained from a non-affiliated party

         Michael Springs and Mark C. Barrett, were each issued restricted stock awards of 2,447 Common Shares upon their election to the Board of Directors in 1996.

         In connection with the Company's acquisition of Goldking, Mark C. Licata and Leonard C. Tallerine, Jr. were paid a total of $27,539,439 in consideration, consisting of $7,500,000 in cash, $6,000,000 in promissory notes and $14,039,439 in the form of 3,154,930 shares of the Company's Common Stock, valued for purposes of the transaction at $4.45 per share. Messrs. Licata and Tallerine were the sole beneficial owners of Goldking. See "Recent Event Acquisition of Goldking".

         On October 8, 1996 the Company borrowed $17,000,000 from lenders advised by Kayne, Anderson Investment Management, Inc. ("Kayne Anderson"), a beneficial owner of greater than 5% of the Common Shares. The Company paid certain expenses, including legal fees, of those lenders in 1996 and 1997. During the first quarter of 1996, lenders advised by Kayne Anderson exercised warrants issued to them in connection with the Subordinated Notes issued to them in 1993, receiving 816,526 Common Shares.

         H. James Maxwell and Bob F. Mallory are personal guarantors of the Company's obligation to plug the wells and remove the platforms on the West Delta Properties acquired from Conoco, Arco (now Vastar), Texaco and Oxy in 1991.

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

                             (Item 2 on Proxy Card)

         Subject to shareholder ratification, the Board of Directors, upon recommendation of the Audit Committee, has appointed the firm of Arthur Andersen LLP as independent accountants to audit the financial statements of the Company for the year 1997. If the shareholders do not ratify this appointment, other independent accountants will be appointed by the Board upon recommendation of the Audit Committee. One or more members of the firm of Arthur Andersen LLP will attend the annual meeting, will have an opportunity to make a statement and will be available to answer questions as appropriate.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR SUCH RATIFICATION.

Change in Independent Accountant

         In large part because of the Company's rapid growth, in 1996, the Company made the decision to change to a national accounting firm. On September 3, 1996, Barrett & Associates resigned as independent accountants for the Company. The independent accountants' reports on the financial statements of the Company for the two fiscal years and ended December 31, 1994 and December 31, 1995 did not contain an adverse opinion or a disclaimer of opinion and the reports were not qualified or modified as to uncertainty, audit scope or accounting principles.

         During the Company's fiscal years ending December 31, 1994 and December 31, 1995, and subsequent interim period ending September 3, 1996, there were no disagreements with Barrett & Associates on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Barrett & Associates, would have caused Barrett & Associates to make a reference to the subject matter of the disagreements in connection with their report. During the Company's fiscal years ending December 31, 1994 and 1995, and the subsequent interim period ending
September  3,  1996,  there  did  not  occur  any  event  listed  in  paragraphs
(a)(1)(v)(A) through (D) of Regulation S-K, Item 304.

         Effective September 5, 1996, the Company engaged Arthur Andersen LLP as independent auditors to audit the Company's financial statements for the fiscal year ending December 31, 1996. During the Company's fiscal years ending December 31, 1994 and December 31, 1995, and the subsequent interim period ending on September 5, 1996, neither the Company nor any person acting on behalf of the Company consulted Arthur Andersen LLP regarding (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of opinion that might be rendered on the Company's financial statements or (ii) any matter that was either the subject of a disagreement (as defined in paragraphs (a)(1)(iv) of Regulation S-K, Item 304 and the related instructions) or a reportable event (as described in paragraph (a)(1)(v) of Regulation S-K, Item 304).

                             EXECUTIVE COMPENSATION

I.       Summary Compensation Table

         The following table sets forth the annual compensation paid to the Company's Chief Executive Officer and each executive officer whose compensation exceeded $100,000 during 1996.

                                                                          Long-Term Incentive Plan
                                                               --------------------------------------------
                               Annual Compensation                    Awards                  Payouts
                         ----------------------------------    ------------------------  ------------------
                                                                             Securities
                                                    Other      Restricted    Underlying    LTIP      All
                                 Salary    Bonus    Annual       Stock         Options   Payouts   Other(1)
       Position          Year      $         $     Comp.($)    Award(s)($)        #         $      Comp.($)
---------------------    ----   -------    -----   --------    -----------   ----------  -------   --------

H. James Maxwell         1996   166,900      0        0             0             0         0       22,500
  President and Chief    1995   153,500      0        0             0          24,615       0       22,500
  Executive Officer      1994   120,000      0        0             0          22,857       0       18,000

Larry M. Wright          1996   160,300      0        0             0             0         0       22,500
  Executive Vice         1995   147,300      0        0             0             0         0       22,100
  President              1994   134,000      0        0             0             0         0       20,000

Robert G. Wonish         1996   100,200      0        0             0             0         0       15,000
  Vice President         1995    92,100      0        0             0             0         0       13,800
                         1994    78,800      0        0             0             0         0       11,800

(1) The "other compensation" represents contributions to the accounts of the employees under the Company's Employee Stock Ownership Plan.

II.  Grants of Stock Options and Warrants

     No options or warrants were granted during 1996.

III.     Aggregate Option and Warrant Exercises

         The following table provides information relating to the number and value of Common Shares subject to options exercised during 1996 or held by the named executive officers as of December 31, 1996.

                 Aggregated Option Exercises in Last Fiscal Year
                        and Fiscal Year End Option Values

                                                                          Number of
                                                                    securities underlying           Value of unexercised
                            Securities                               unexercised options                in-the-money
                             acquired              Value           at fiscal year-end ($)         options at year-end($)(2)
          Name            on Exercise (#)     Realized ($)(1)     Exercisable/Unexercisable       Exercisable/Unexercisable
------------------------  ---------------     ---------------     -------------------------       -------------------------

H. James Maxwell                0                   0                      -0- / -0-                      -0-  / -0-
Larry M. Wright                 0                   0                  250,000 / -0-                   658,750 / -0-
Robert G. Wonish                0                   0                      -0 -/ -0-                      -0-  / -0-

(1) Value realized is calculated based upon the difference between the options exercise price and the market price of the Common Shares on the date of exercise multiplied by the number of shares to which the exercise price relates.

(2) Value of unexercised in-the-money options is calculated based on the difference between the option exercise price and the closing price of the Common Shares at year-end, multiplied by the number of shares underlying the options. The closing price on December 31, 1996 of the Common Shares was $4.875.


IV.  Long-Term Incentive Plan Awards Table

         No awards were outstanding under the Long-Term Incentive Plan at December 31, 1996.

V.   Compensation Committee Report on Executive Compensation for the Year 1996

     Objectives and Approach

         The overall goals of the Company's executive  compensation program are:
(i) to encourage and provide an incentive to its executive officers to achieve the Company's strategic business and financial goals, both short-term and long-term, and thereby enhance shareholder value, (ii) to attract and retain well-qualified executive officers and (iii) to reward individuals for outstanding job performance in a fair and equitable manner when measured not only with respect to the Company's internal performance goals but also the Company's performance in comparison to its peers. The components of the Company's executive compensation are salary, incentive bonuses and awards under its Long Term Incentive Plan and Employee Stock Ownership Plan, each of which assists in achieving the program's goals.

     Long Term Incentive Plan

         The Company's Long-Term Incentive Plan provides for the granting, to certain officers and key employees of the Company and its participating subsidiaries, of incentive awards in the form of stock options, stock appreciation rights ("SARS"), stock, and cash awards. The Long-Term Incentive Plan is administered by a committee of independent members of the Board of Directors (the "Plan Committee") with respect to awards to certain executive officers of the Company but may be administered by the Board of Directors with respect to any other awards. Except for certain automatic awards, the Plan Committee has discretion to select the employees to be granted awards, to determine the type, size, and terms of the awards, to determine when awards will be granted, and to prescribe the form of the instruments evidencing awards.

         Options, which include nonqualified stock options and incentive stock options, are rights to purchase a specified number of Common Shares at a price fixed at the time the option is granted. Payment may be made with cash or other Common Shares owned by the optionee or a combination of both. Options are exercisable at the time and on the terms that the Plan Committee determines. The payment of the option price can be made either in cash or by the person exercising the option turning in to the Company, Common Shares presently owned by him, which would be valued at the then current market price. SARs are rights to receive a payment, in cash or Common Shares or both, based on the value of the Common Shares. A stock award is an award of Common Shares or denominated in Common Shares. Cash awards are generally based on the extent to which pre-established performance goals are achieved over a pre-established period but may also include individual bonuses paid for previous, exemplary performance. The Plan Committee determines performance objectives and award levels before the beginning of each plan year.

         The Long-Term Incentive Plan allows for the satisfaction of a participant's tax withholding with respect to an award by the withholding of Common Shares issuable pursuant to the award or the delivery by the participant of previously owned Common Shares, in either case valued at the fair market value, subject to limitations the Plan Committee may adopt.

         Awards granted pursuant to the Long-Term Incentive Plan may provide that, upon a change of control of the Company, (a) each holder of an option will be granted a corresponding SAR (b) all outstanding SARs and stock options become immediately and fully vested and exercisable in full, and (c) the restriction period on any restricted stock award shall be accelerated and the restriction shall expire.

         The Long-Term Incentive Plan provides for the issuance of a maximum number of Common Shares equal to 20% of the total number of Common Shares outstanding from time to time. Unexercised SARs, unexercised options, restricted stock, and performance units under the Long-Term Incentive Plan are subject to adjustment in the event of a stock dividend, stock split, recapitalization or combination of the Company, merger or similar transaction and are not transferable except by will and by the laws of descent and distribution. Except when a participant's employment terminates as a result of death, disability, or retirement under an approved retirement plan or following a change in control in certain circumstances, an award generally may be exercised (or the restriction thereon may lapse) only if the participant is an officer, employee, or director of the Company, or subsidiary at the time of exercise or lapse or, in certain circumstance, if the exercise or lapse occurs within 180 days after employment is terminated.

         Under the Company's Long-Term Incentive Plan all full time employees share a bonus equal to 5% of the Company's pre-tax net income, in accordance with GAAP, exclusive of extraordinary and non-recurring items. The bonuses will be paid to all full time (1,000 + hours) employees at December 31. The bonus will be paid upon delivery of the independent audit. The Bonus shall be allocated to the full time employees based upon their salary at December 31.

     Employee Stock Ownership Plan

         In 1994, the Company adopted the Panaco, Inc. Employee Stock Ownership Plan ("ESOP"). Pursuant to the terms of the ESOP, the Company may contribute up to fifteen percent (15%) of the participant's annual compensation to the ESOP. ESOP assets are allocated in accordance with a formula based on participant compensation. In order to participate in the ESOP, a participant must complete at least one thousand hours of service to the Company within twelve consecutive months. A participant's interest in the ESOP becomes one hundred percent vested after three years of service to the Company. Benefits are distributed from the ESOP at such time as a participant retires, dies or terminates service with the Company in accordance with the terms and conditions of the ESOP. Benefits may be distributed in cash or in shares of the Company's common stock. No participant contributions are allowed to be made to the ESOP.

     CEO Compensation

         In establishing the annual compensation of Mr. Maxwell, the Compensation Committee considers the performance of the Company and the Chief Executive Officer, including his leadership and effectiveness in identifying opportunities for growth and increased profitability and implementing Panaco's strategic plan. While overall corporate performance is considered, the CEO's compensation is determined by a subjective evaluation of his individual performance.

         The Compensation Committee took into account Mr. Maxwell's significant contribution to the growth of the Company in determining his compensation. Mr. Maxwell has played an important part in the numerous acquisitions made by the Company, whereby proved reserves and total assets have increased 3.4 fold since year-end 1991. Most recently, Mr. Maxwell was principally responsible for identifying, negotiating and successfully closing the recent Goldking acquisition. The Compensation Committee and the Board believe this acquisition over time will significantly enhance shareholder value.

         Pursuant to the Long-Term Incentive Plan, on June 18, 1997, Mr. Maxwell was granted stock options to purchase 600,000 shares at $4.45 per share, above the then current market price. The Compensation Committee and the Board believe that it is important for Mr. Maxwell to own and maintain a significant stake in the Company, thereby aligning his interests with those of Panaco's shareholders. In the future, the Board intends to continue to tie Mr. Maxwell's compensation to his ability to enhance and maximize shareholder value, unifying Mr. Maxwell's and shareholder interests.

                                                          COMPENSATION COMMITTEE


                                                      A. Theodore Stautberg, Jr.
                                                                    Mark Barrett
                                                             N. Lynne Sieverling

                               PERFORMANCE GRAPHS

         The following performance graph compares the annual change of the cumulative total shareholder return, assuming reinvestment of dividends, of an assumed $100 investment on January 1, 1992 in (1) Common Shares, (2) the NASDAQ Market Index and (3) a peer group of all crude petroleum and natural gas exploration and production companies (SIC Code 1311) listed in NASDAQ.

     Measurement Period                           NASDAQ
   (Fiscal Year Covered)      PANACO, INC.     MARKET INDEX     PEER GROUP INDEX
   ---------------------      ------------     ------------     ----------------

December 1991                     100              100                100

December 1992                    60.87            100.98             100.49

December 1993                     91.3            121.13             120.03

December 1994                    139.13           127.17             108.48

December 1995                    154.35           164.96             126.02

December 1996                    169.57           204.98             190.08


                    OTHER MATTERS TO COME BEFORE THE MEETING

Insurgent Slate

         On June 12, 1997, Carl C. Icahn, a beneficial owner of 12.78% of the Company's Common Shares, proposed that the Company consider: (i) being acquired by National Energy Group, Inc. ("NEG") through an exchange of stock or other transaction and (ii) having representatives of Icahn on the Board of Directors. On July 10, 1997, Mr. Icahn gave written notice of his intention to nominate candidates for election as Class II directors. Mr. Icahn notified the Company that his purpose was to nominate a slate that, if elected to the Board of Directors, would give consideration to having the Company be acquired by NEG. According to NEG's Proxy Statement dated April 26, 1997, as of April 21, 1997, Icahn beneficially owned 19.8% of NEG's common stock assuming conversion of the Series D preferred shares and exercise of warrants for 700,000 shares of common stock. As set forth in a Schedule 13D dated August 19, 1997, Icahn reported that as of August 19, 1997 his beneficial ownership of warrants had increased to 1,000,000.

The Company's Response

         The Board of Directors has considered the proposal of Mr. Icahn and believes that it is not in the best interests of the Company and its shareholders that his nominees be elected. Further, it is the unanimous consensus of the Board that the Company's prospects for growth and shareholder value enhancement are such that a sale of the Company is not in the best interests of the Company and its shareholders.

         The Board of Directors of Panaco is optimistic about its future prospects. Given the Company's continuing success at acquiring attractive properties with significant exploitation potential and its existing portfolio of low-cost producing properties, the Board of Directors believes that the market does not reflect PANACO'S true value. In light of Panaco's prospects, the Board believes that the surest path to maximizing shareholder value is through the continued implementation of the Company's strategic plan. In short, the Board believes that it is the wrong time to sell the Company, as shareholders would obtain only limited value for their shares. Consistent with its fiduciary duties and mindful of the trust placed in it, the Board assures all shareholders of its commitment to maximizing the value of their investment in Panaco.

         At the time this Proxy Statement was released for printing on August 26, 1997, the Company knew of no other matters which might be presented for action at the meeting. If any other matters properly come before the meeting, it is intended that the Common Shares represented by proxies will be voted with respect thereto in accordance with the judgment of the persons voting them.

                                  RECENT EVENT

Acquisition of Goldking

         In early July 1997, the Company and the shareholders of Goldking Companies, Inc. ("Goldking"), a Houston based oil and gas company, agreed to the basic terms of an acquisition of Goldking. Goldking is engaged primarily in the exploration, acquisition, development and production of oil and gas along the Gulf Coast and in the state waters of Texas and Louisiana. Goldking has interests in over 128 wells and builds and operates pipelines through a subsidiary, Hill Transportation, Inc. Goldking has proved reserves of over 50 billion cubic feet of natural gas equivalents, a portfolio of exploration prospects and development projects, and a staff of oil and gas professionals experienced in Gulf Coast operations. The sole beneficial owners of Goldking were Leonard C. Tallerine and Jr. Mark C. Licata.

         On July 16, 1997, effective July 1, 1997, the Company, Messrs. Tallerine and Licata and The Union Companies, Inc. ("Union") (a holding company whose primary asset was Goldking stock), entered into a formal Merger Agreement which provided for the merger of Union into Goldking Acquisition Corp., a newly formed subsidiary of the Company. Pursuant to a Restated Merger Agreement executed on July 30, 1997 (the "Goldking Merger Agreement"), a total of $27,539,439 in consideration was paid to Messrs. Tallerine and Licata, consisting of $7,500,000 in cash, $6,000,000 in promissory notes and $14,039,439 in the form of 3,154,930 shares of the Company's Common Stock, valued for purposes of the transaction at $4.45 per share. Final Merger Certificates were filed on July 31, 1997.

         Messrs. Tallerine and Licata were appointed to new positions on the Company's Board of Directors and were employed by the Company as Vice President and General Counsel, respectively. Under the Goldking Merger Agreement, their employment, at annual salaries of $200,000 for Mr. Tallerine and $150,000 for Mr. Licata, will continue until the promissory notes issued to them as a portion of the merger consideration are paid in full. Messrs. Tallerine and Licata have also been granted certain demand and other registration rights with respect to the Company's Common Stock received in the merger.

                             ADDITIONAL INFORMATION

         The costs of soliciting proxies will be borne by the Company. In addition to this solicitation by mail, directors, officers and regular employees of the Company may solicit proxies in person or by telephone, telegraph and other electronic means, with no additional compensation to be paid to such individuals for their efforts. See Schedule I. Brokers, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares and will be reimbursed for their expenses.

         In addition, the Company has retained D.F. King & Co., Inc. ("King") to assist in the solicitation of proxies for a fee estimated not to exceed $25,000, plus reimbursement of expenses. The Company has also agreed to indemnify King against certain liabilities and expenses, including liabilities under the federal securities laws. King anticipates that it will employ approximately 30 persons in connection with the solicitation. The Company has spent $25,000 to date in connection with the solicitation of security holders and estimates that it will spend a total of $65,000.

                              SHAREHOLDER PROPOSALS

         Shareholder proposals intended to be considered for inclusion in next year's proxy statement should be sent to Investor Relations, PANACO, Inc., 1050 West Blue Ridge Boulevard, PANACO Building, Kansas City, Missouri 64145-1216, and must be received by May 2, 1998. Any such proposal must comply with Rule 14a-8 promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

                         FINANCIAL STATEMENTS AVAILABLE

         Financial statements for the Company were included in the Company's Annual Report on Form 10-K ("Form 10-K") as filed with the Securities and Exchange Commission for the year 1996, and previously mailed to shareholders. A copy of the Form 10-K is being provided to all shareholders as of the record date together with the Company's proxy materials. Additional copies of the Form 10-K will be furnished without charge, on request directed to Investor Relations, PANACO, Inc., 1050 West Blue Ridge Boulevard, PANACO Building, Kansas City, Missouri 64145-1216.

                                              By order of the Board of Directors



                                              /s/ Todd R. Bart
                                              ----------------------------------
                                              Todd R. Bart
                                              Secretary
August 26,1997

                                    IMPORTANT

         It is important that your shares be represented and voted at the meeting. Shareholders are urged to promptly sign, date and mail the enclosed WHITE proxy in the postage-paid envelope provided. PLEASE ACT TODAY.

         If you have any questions or need assistance, please call D.F. King & Co., Inc., which is assisting us, at the number listed below:

                              D.F. King & Co., Inc.
                           77 Water Street, 20th Floor
                            New York, New York 10005

                         Call toll free 800-697-6974

                                   SCHEDULE I

 INFORMATION CONCERNING THE DIRECTORS AND EXECUTIVE OFFICERS OF PANACO, SHARES
                 HELD BY THEM AND CERTAIN TRANSACTIONS BETWEEN
                             ANY OF THEM AND PANACO


A. The following table sets forth (i) the name of the directors and executive officers of Panaco (whose principal occupations are set forth in the Proxy Statement) who may assist in soliciting proxies from Panaco shareholders, and the name and address of any corporation or other organization in which their employment is carried on and (ii) certain transactions between the directors and executive officers and Panaco. Unless otherwise indicated below or in the Proxy Statement, the principal business address of each such person is 1050 West Blue Ridge Boulevard, PANACO Building, Kansas City, Missouri 64145-1216, and such person is an employee of PANACO. Directors are indicated with a single asterisk.

                                         Shares of Common
            Name of                     Stock Beneficially           Shares of Common Stock
             Owner                           Owned (1)                   Owned ofRecord
            -------                          ---------                   --------------

H. James Maxwell*                             897,586                         283,386

Larry M. Wright*                            1,059,614                          485,000

Bob F. Mallory*                               285,496                          228,030

Leonard C. Tallerine, Jr.*                  1,548,784                        1,548,784
Goldking Oil and Gas Corp.
1 Houston Center, Suite 1800
1221 McKinney
Houston, Texas  77010

Mark C. Licata*                             1,606,146                        1,606,146
Goldking Oil and Gas Corp.
1 Houston Center, Suite 1800
1221 McKinney
Houston, Texas  77010

Robert G. Wonish                               66,410                           17,000
Panaco, Inc.
1100 Louisiana
Suite 5100
Houston, Texas, 77002-5110

Edward E. Bush, Jr.                            20,000                            -----
Panaco, Inc.
1100 Louisiana
Suite 5100
Houston, Texas, 77002-5110

                                       I-1

                                         Shares of Common
            Name of                     Stock Beneficially           Shares of Common Stock
             Owner                           Owned (1)                   Owned ofRecord
            -------                          ---------                   --------------

William J. Doyle                               16,288                            -----
Panaco, Inc.
1100 Louisiana
Suite 5100
Houston, Texas, 77002-5110

Todd R. Bart                                   33,997                            2,500

A. Theodore Stautberg, Jr.*                     6,881                            6,137
Triumph Resources
1270 Avenue of the Americas
New York, NY  10020

Donald W. Chesser*                              1,669                            1,039
Chesser & Company, PA
365 North Rock Road - Suite A
Wichita, KS  67206

James B. Kreamer*                              51,685                           51,055
3621 Cabin Creek Road
London, KY  40741

N. Lynne Sieverling*                           13,881                            8,137
800 W. 47th Street - Suite 318
Kansas City, MO  64112

Michael Springs*                                3,726                            3,096
Ortho Care, Inc.
11 West 128th Street
Kansas City, MO  64144

Mark C. Barrett*                                3,258                            2,447
Barrett & Associates, Inc.
10990 Quivira - Suite 250
Overland Park, KS  66210


(1) In connection with transactions in the Company's Common Shares, H. James Maxwell, Bob F. Mallory and Larry M. Wright incurred indebtedness in the amounts of $50,000, $66,800 and $180,000 respectively, obtained or borrowed pursuant to a margin account or bank loan in the regular course of business.


B. The following table sets forth information concerning all purchases and sales of securities of the Company by directors and executive officers since August 1, 1995.

                                                 Date of Record
                                            Shares Purchased (Sold)
                                           -------------------------

Name                                          Date           Number
----                                        -------        ---------

Directors
---------
H. James Maxwell                              12/95         104,615
                                              12/95         (40,000)
                                               3/97         (30,000)

Bob F. Mallory                                12/95          61,790
                                              12/95         (61,790)

Larry M. Wright                                7/97          90,000

Leonard C. Tallerine, Jr.
Mark C. Licata
Mark C. Barrett
Michael Springs
A. Theodore Stautberg, Jr.                    11/95           1,039(1)


N. Lynne Sieverling                           11/95           1,039(1)


Donald W. Chesser                             11/95          25,000
                                              11/95         (25,000)
                                              11/95           1,039(1)
                                               2/96          (7,764)
James B. Kreamer                              11/95           1,039(1)
                                              12/95          25,000

                                                 Date of Record
                                            Shares Purchased (Sold)
                                           -------------------------

Name                                          Date           Number
----                                        -------        ---------

Officers
--------

Robert G. Wonish                               1/96         (50,000)
                                               3/97           5,000

Edward E. Bush, Jr.                             N/A
Todd R. Bart                                    N/A
William J. Doyle                                N/A

(1)  Shares issued as part of Director compensation.


         None of the directors or executive officers of the Company named in this Schedule I is or was within the past year a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, including but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

         Except as set forth in the Proxy Statement, none of the directors or executive officers of the Company named in this Schedule I has any arrangement or understanding with any other person with respect to any future employment by the Company or its affiliates or with respect to any future transactions to which then Company or any of its affiliates will be a party. See "Recent Event-Acquisition of Goldking".

                                    IMPORTANT


         Your vote is important, regardless of the number of shares you own. Please vote as recommended by your Board of Directors by taking these few easy steps.

         1. If your shares are registered in your own name(s), please sign, date and mail the enclosed WHITE Proxy Card in the postage-paid envelope provided.

         2. If your shares are held in the name of a brokerage firm, bank nominee or other institution, only it can sign a WHITE Proxy Card with respect to your shares and only after receiving your specific instructions. Accordingly, please sign, date and mail the enclosed WHITE Proxy Card (or voting instruction form) you received for the brokerage firm, bank nominee or other institution in whose name your shares are held in the postage-paid envelope provided. Please do so for each account you maintain. To ensure that your shares are voted, you should also contact the person responsible for your account and give instructions for a WHITE Proxy Card to be issued representing your shares.

         3. After signing the enclosed WHITE Proxy Card (or voting instruction form), do not sign or return any card (or form) sent to you by Icahn not even as a vote of protest. Remember, only your latest dated card will count.

         If you have any questions about voting your shares or require assistance, please call:

                             D. F. King & Co., Inc.
                           77 Water Street, 20th Floor
                               New York, NY 10005
                            (212) 269-5550 (Collect)
                                       or
                                 CALL TOLL-FREE
                                 (800) 697-6974

                                                                           PROXY

                                  PANACO, INC.
                              Kansas City, Missouri


         This Proxy is solicited on behalf of the Board of Directors of PANACO, Inc. for the Annual Meeting on October 7, 1997.

         The undersigned hereby appoints H. James Maxwell and Todd R. Bart, or any of them, proxies for the undersigned, each with full power of substitution to attend the Annual Meeting of Shareholders of PANACO, Inc. to be held on October 7, 1997 at 10:00 a.m., Central Time, and at any adjournments thereof, and to vote as specified in this Proxy all the shares of stock of the Company which the undersigned would be entitled to vote if personally present. The undersigned hereby revokes any previous proxies with respect to the matters covered by this Proxy.

         PANACO'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 1 AND "FOR" PROPOSAL 2.

         1.  ELECTION OF DIRECTORS
             FOR all nominees listed below              WITHHOLD AUTHORITY
             (except as marked to the                   to vote for all nominees
             contrary below)                            listed below

                    [  ]                                         [  ]

             Larry M. Wright    N. Lynne Sieverling      Mark C. Barrett

(INSTRUCTION: To withhold authority to vote for any individual nominee, mark "FOR" above and write the name(s) of that nominee(s) with respect to whom you wish to withhold authority to vote here.)


--------------------------------------------------------------------------------
                   TO BE SIGNED AND DATED ON THE REVERSE SIDE.

         2.  Appointment of Independent Accountants

         RESOLVED, that the firm of Arthur Andersen LLP be ratified as independent accountants to audit the financial statements of the Company for the year 1997.


                  FOR [   ]          AGAINST [   ]          ABSTAIN [   ]

         3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. This Proxy when properly executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR Proposal 1 and FOR Proposal 2.



                                             Please  sign  exactly  as your name
                                             appears on this card.  Joint Owners
                                             should   each   sign    personally.
                                             Corporation   proxies   should   be
                                             signed  in  corporate  name  by  an
                                             authorized   officer.    Executors,
                                             administrators,     trustees     or
                                             guardians  should  give their title
                                             when signing.


                                             Date ________________________, 1997
                                             Signature__________________________
                                                      __________________________


                 PLEASE SIGN, DATE AND PROMPTLY MAIL YOUR PROXY
                        IN THE ENCLOSED ENVELOPE PROVIDED